Exhibit 10.40

“CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE TECTONIC THERAPEUTIC, INC. HAS DETERMINED THE INFORMATION (I) IS NOT MATERIAL AND (II) IS THE TYPE THAT TECTONIC THERAPEUTIC, INC. TREATS AS PRIVATE OR CONFIDENTIAL.”

MASTER CLINICAL CONTRACT SERVICES AGREEMENT

THIS MASTER CLINICAL CONTRACT SERVICES AGREEMENT (together with Appendix A and any Statement(s) of Work (as defined in Section 1), the “Agreement”) is made on 06 March, 2023 (the “Effective Date”) by and between Tectonic Therapeutic, Inc., a Delaware corporation with an office at 490 Arsenal Way, Suite 210, Watertown, MA 02472 (“Tectonic”) and Novotech (Australia) Pty Limited ACN 071 874 881 an Australian proprietary limited company with an office at Level 3, 235 Pyrmont Street, Pyrmont, NSW 2009, Australia (“Service Provider” or “Novotech”).

1.

Agreement Structure. From time to time. Tectonic may want Service Provider to provide certain clinical development-related services (other than manufacturing services) (“Services”). This Agreement contains general terms and conditions under which Tectonic would engage Service Provider and under which Service Provider would provide Services. Tectonic and Service Provider must complete and execute a work order, project order or statement of work referencing this Agreement (each, a “Statement of Work”) before any Services are provided. Each Statement of Work will include, at a minimum, the information relating to the specific Services outlined in the sample Statement of Work attached as Appendix A. Neither Tectonic nor Service Provider is obligated to execute any Statement of Work. Once executed, each Statement of Work becomes part of this Agreement, although the terms in a Statement of Work will apply only to Services described in that Statement of Work. In the event of a conflict between the terms of this Agreement and a Statement of Work, the terms of this Agreement will govern. A Statement of Work may not alter the terms of this Agreement except to the extent that the applicable Statement of Work expressly and specifically states an intent to supersede this Agreement on a specific matter as it relates to such Statement of Work, in which case such change will apply only with respect to that Statement of Work and not with respect to any other Statement of Work. The parties agree that any of their Affiliates (as defined below in Section 2.4(b)) may execute a Statement of Work under this Agreement (each, an “Affiliate Statement of Work”). In the event a party’s Affiliate enters into an Affiliate Statement of Work, then for such Affiliate Statement of Work only (a) all references in this Agreement to such party shall be deemed to be references to the applicable Affiliate of such party that entered into such Affiliate Statement of Work; and (b) such Affiliate will be bound by the terms and conditions of this Agreement with respect to such Affiliate Statement of Work. Notwithstanding anything to the contrary in the foregoing, each party agrees that they will be jointly and severally hable for the acts or omissions of its Affiliate in relation to an Affiliate Statement of Work.

2.	About Services.

2.1

Provision of Services. Service Provider agrees to provide all Services identified in any Statement of Work: (a) within the time period specified in the relevant Statement of Work; and (b) in accordance with the prevailing industry standards and practices for the performance of similar services. For each Statement of Work, Service Provider will designate a “Project Leader” who will be available for frequent communications with Tectonic regarding Services provided under that Statement of Work, as well as contacts for administrative and payment matters for those Services. Tectonic will designate a “Tectonic Representative” who will be the point of contact for the Project Leader.

2.2

Key Service Provider Personnel. All Service Provider Personnel (as defined in Section 3.4) identified in a Statement of Work as “Key Service Provider Personnel” will remain assigned to perform Services covered by the applicable Statement of Work as long as such individuals remain employed by or under contract with Service Provider, unless (a) an individual is unavailable for reasons of disability, illness or promotion; or (b) Tectonic has requested the replacement of any individual who is not performing in accordance with this Agreement or the Statement of Work to Tectonic’s reasonable satisfaction. Service Provider will cooperate with Tectonic in periodically reviewing the performance of the Key Service Provider Personnel and will promptly remedy any concerns to Tectonic’s reasonable satisfaction in accordance with this Agreement or the Statement of Work. Service Provider will promptly select a qualified replacement should any Key Service Provider Personnel resign or become otherwise unavailable as specified above or if Tectonic requests the replacement of any such Key Service Provider Personnel. Tectonic will have the right to approve any such replacement, which approval will not be unreasonably withheld.

2.3

Change Orders. If either party identifies a need to modify a Statement of Work, the identifying party will notify the other party in writing as soon as reasonably possible. Service Provider will use reasonable efforts to provide to Tectonic within [***] after receiving or providing the notice described above a written change order containing a description of the required modifications and their effect on the scope, fees (which, if to be performed beyond the initial term of the Statement of Work, will be subject to the rates for Professional Fees (as defined in Section 4.1) applicable to such time period) and timelines specified in the Statement of Work (each, a “Change Order”). No Change Order will be effective unless and until it has been signed by an authorized representative of each party. If Tectonic does not approve a Change Order and has not terminated the Statement of Work, but still desires that the Statement of Work be modified, then the parties will use reasonable good faith efforts to agree on a Change Order that is mutually acceptable. Service Provider will continue to work under the existing Statement of Work during any such negotiations, to the extent such efforts are practicable and would facilitate the completion of the work envisioned in the Statement of Work, but will not commence work in accordance with the Change Order until it is authorized in writing by Tectonic. Notwithstanding the foregoing and in order to expedite Services, Service Provider may email a summary of a proposed Change Order to Tectonic and written approval of such emailed Change Order summary by an authorized representative of Tectonic will be deemed approval by Tectonic of the proposed change if, within [***] of receiving Tectonic’s written approval of such emailed Change Order, Service Provider provides Tectonic a written Change Order detailing the changes summarized in the approved Change Order summary and the parties agree to and sign such Change Order. For any Change Order that affects the scope of the regulatory obligations that have been transferred or delegated to Service Provider as set forth in Section 2.8 below, Service Provider and Tectonic will execute a corresponding amendment to the form or document evidencing the obligations transferred or delegated to the Service Provider and Tectonic or its designee will file such amendment where appropriate and as required by applicable law or regulation.

2.4	Subcontracting.

(a)

Service Provider is permitted to subcontract the performance of specific obligations of Service Provider under this Agreement or any Statement of Work to an Affiliate (as defined in Section 2.4(b)) of Service Provider identified by name and address in the applicable Statement of Work, or, with Tectonic’s prior written consent, to a qualified non-Affiliate third party including consultants; provided, that:

(i)	such Affiliate or third party performs those obligations in a manner consistent with the terms and conditions of this Agreement; and

(ii)	Service Provider remains liable for the performance of such obligations by such Affiliate or third party.

(b)

“Affiliate” means, with respect to either Tectonic or Service Provider, any corporation, company, partnership, joint venture and or firm which controls, is controlled by or is under common control with Tectonic or Service Provider, as applicable. As used in this Section 2.4(b), “control” means (i) in the case of corporate entities, direct or indirect ownership of more than fifty percent (50%) of the stock or shares having the right to vote for the election of directors (or such lesser percentage that is the maximum allowed to be owned by a foreign corporation in a particular jurisdiction); and (ii) in the case of non-corporate entities, the direct or indirect power to manage, direct or cause the direction of the management and policies of the non-corporate entity or the power to elect more than fifty percent (50%) of the members of the governing body of such noncorporate entity.

2.5

Third Party Vendors. If the Services include or require Novotech to contract with a third party vendor, including, but not limited to, third parties such as laboratory services, labelling services, sites or investigators (each, a “Third Party Vendor”), the parties agree that such Third Party Vendors shall be independent contractors and shall not be considered the employees, agents, or subcontractors of Novotech or Tectonic. Upon written request of Tectonic, Novotech will provide to Tectonic written evidence of qualification of all Third Party Vendors (e.g., audit certificates).

Novotech is responsible for the oversight and management of all Third Party Vendors and use best efforts to ensure Third Party Vendors’ compliance with the terms and conditions of this Agreement and with applicable law and regulation. If applicable, Novotech will maintain documentation (e.g., third party vendor management plans, User Acceptance Testing (UAT) documentation, meeting minutes, QC documentation, corrective action plans, etc. as applicable) in the Trial Master File (TMF) or other files that provide evidence of Novotech’s oversight of each Third Party Vendor. Any Third Party Vendor performance and or quality issues identified by Novotech that have the potential to impact patient safety or data integrity/study integrity are to be escalated to Tectonic in writing with [***]. Further, if Tectonic requires Novotech to use a Third Party Vendor under a Statement of Work that is not verified, preaudited or approved by Novotech (each, a “Sponsor Vendor”), Novotech shall not be responsible and/or held liable for any non-performance of any Sponsor Vendor, except to the extent that such non-performance is caused by any breach, act or omission of Novotech.

2.6

Regulatory Contacts. Tectonic will be solely responsible for all contacts and communications (including submissions of information) with any regulatory authorities with respect to matters relating to Services. Unless required by applicable law. Service Provider will have no contact or communication with any regulatory authority regarding Services without the prior written consent of Tectonic, [***]. Service Provider will notify Tectonic promptly, and in no event later than [***], after Service Provider receives any contact or communication from any regulatory authority relating in any way to Services and will provide Tectonic with a summary of such contact and copies of any such communication within [***] after Service Provider’s receipt of such contact or communication. Unless prohibited by applicable law, Service Provider will consult with Tectonic regarding the response to any inquiry or observation from any regulatory authority relating in any way to Services and will allow Tectonic at its discretion to control and or participate in any further contacts or communications relating to Services. Service Provider will comply with all reasonable requests and comments by Tectonic with respect to all contacts and communications with any regulatory authority relating in any way to Services.

2.7

Audits. Service Provider will allow (a) representatives of regulatory agencies, and (b) with advance notice of [***] (except in the event of a for-cause audit where [***]), and during normal business hours. Tectonic employees and representatives, (i) to review Service Provider’s standard operating procedures and Records (as defined in Section 5.4), [***], (ii) to inspect the facilities used to render the Services, and/or (iii) to observe performance of the Services under the applicable Statement of Work, and to monitor Service Provider’s compliance with the terms of this Agreement (each, a “Services Audit”). In addition, the Project Leader and Tectonic Representative and their designees will participate in meetings to review performance of the Services and to coordinate such Services as necessary. Service Provider will supply to Tectonic copies of all standard operating procedures relevant to the Services upon request. [***].

2.8

Transfer or Delegation of Obligations. Service Provider will be responsible for the obligations of a sponsor of a clinical study transferred or delegated by Tectonic to Service Provider in Service Provider’s role as the designated contract research organization as set forth in the relevant Statement of Work.

2.9

Data Verification. Unless otherwise provided in the applicable Statement of Work, a copy of all raw data, databases (including human readable audit trails) and analytical reports of the data resulting from the Services will be provided to Tectonic in a format mutually agreed upon by Tectonic and Service Provider. Service Provider will verify the accuracy of the data contained in all databases and/or reports provided by it against the raw data. [***].

2.10	Sponsor Obligations. In relation to a Statement of Work of which a Tectonic sponsored clinical study (each such clinical study, a “Study”) is subject. Tectonic agrees to:

(a)	comply with all laws, rules and regulations applicable to Tectonic’s role as the sponsor of a clinical trial in relation to such Statement of Work;

(b)	comply with ICH GCP Guidelines, FDA regulations and guidance;

(c)	provide the applicable investigational medicinal product (“Study Drug”) necessary for the performance of the Services, including:

(i)	manufacture and label, or have manufactured and labelled, the Study Drug in accordance with GMP and other local regulatory requirements;

(ii)

import the Study Drug only after all applicable regulatory approvals, licenses and permit requirements have been satisfied or obtained, and, where Novotech is Importer of Record, notify Novotech in advance of any such import;

(iii)

either directly or via a recognized third party ship Study Drug and other ancillary products specified in the applicable Study protocol to clinical trial sites. The parties shall inform each other of all such shipments. All Study Drug and other ancillary products supplied by Tectonic shall remain the exclusive property of Tectonic;

(d)	provide to Novotech all clinical, pharmacology and toxicology information in Tectonic’s control that is reasonably required for Novotech’s proper planning and performance of the Services.

(e)

notify Novotech within [***] of becoming aware of any quality, compliance or significant safety issues or regulatory action in relation to the Study Drug (including manufacture, withdrawal or suspension), serious suspected adverse reactions, the manufacturing sites, or in clinical trials involving the Study Drug;

(f)	provide any other reasonable assistance or information as requested in writing by Novotech from time to time.

2.11	Tectonic Representations and Warranties. Tectonic represents and warrants that:

(a)	As of time of its delivery to Novotech, the Study Drug is in compliance with GMP;

(b)

any clinical, pharmacology and toxicology information provided by Tectonic to Novotech in writing is, to Tectonic’s knowledge, accurate, complete and fit for the purposes of Novotech providing the Services;

(c)

that it has the right, title, licenses and interest in the Study Drug, the Study protocol and other Materials, and that it has the legal right, authority and power to perform its obligations under this Agreement;

(d)	the use of any and all of Materials in performance of the Services in accordance with the applicable Statement of Work does not infringe any third party rights.

3.	Representations and Warranties of Service Provider. Service Provider represents and warrants as follows:

3.1	Organization of Service Provider. Service Provider is and will remain a corporation or company duly organized, validly existing and in good standing under the laws of its jurisdiction of organization.

3.2

Enforceability of this Agreement. The execution and delivery of this Agreement by Service Provider has been authorized by all requisite corporate or company action. This Agreement is and will remain a valid and binding obligation of Service Provider, enforceable in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors.

3.3

Absence of Other Contractual Restrictions. Service Provider is under no contractual or other obligation or restriction that is inconsistent with Service Provider’s execution or performance of this Agreement. Service Provider will not enter into any agreement, either written or oral, that would conflict with Service Provider’s responsibilities under this Agreement.

3.4

Qualifications of Service Provider Personnel. Service Provider has engaged, will engage and will cause its Affiliates involved in rendering Services to engage, employees and permitted subcontractors including consultants (collectively, “Service Provider Personnel”) with the proper skill, training, availability and experience to provide Services. Before providing Services, all Service Provider Personnel must be subject to binding written agreements with Service Provider under which they (a) have confidentiality obligations with regard to Tectonic’s Confidential Information (as defined in Section 6) that are consistent with the terms of this Agreement; and (b) assign and effectively vest in Service Provider any and all rights that such personnel might have in the results of their work without any obligation of Tectonic to pay any royalties or other consideration to such Service Provider Personnel.

3.5

Compliance. Service Provider will perform all Services with requisite care, skill and diligence, in accordance with all applicable laws, rules, regulations, orders and industry standards. Without limiting Service Provider’s obligation to comply with all applicable laws and regulations in providing Services, Service Provider agrees to comply with the United States Foreign Corrupt Practices Act, as amended from time to time, and the OECD Anti-Bribery Convention with regard to Services including not offering or giving anything of value to a foreign public official in connection with the performance of the official’s duties or inducing an official to use their position to influence any acts or decisions of any foreign, state or public international organization. If specified in a Statement of Work, Services will be rendered in accordance with applicable Good Laboratory Practices (GLP) and/or Good Clinical Practices (GCP). In addition. Service Provider will comply with all Tectonic policies and procedures that have been communicated to Service Provider regarding access to and permitted conduct at Tectonic’s or its Affiliate’s premises.

3.6	Conflicts with Rights of Third Parties. The conduct and provision of Services will not violate any patent, trade secret or other proprietary or intellectual property right of any third party.

3.7

Absence of Debarment. Service Provider, its Affiliates, Service Provider Personnel and each of their respective officers and directors, as applicable: (a) have not been debarred and are not subject to a pending debarment, and will not use in any capacity in connection with Services any person who has been debarred or is subject to a pending debarment, pursuant to Section 306 of the United States Food, Drug and Cosmetic Act, 21 U.S.C. § 335a; (b) are not ineligible to participate in any federal and/or state healthcare programs or federal procurement or non-procurement programs (as that term is defined in 42 U.S.C. § 1320a-7b(f)); (c) are not disqualified by any government or regulatory authorities from performing specific services, and are not subject to a pending disqualification proceeding; and (d) have not been convicted of a criminal offense related to the provision of healthcare items or services and are not subject to any such pending action. Service Provider will notify Tectonic immediately if Service Provider, its Affiliates, any Service Provider Personnel, or any of their respective officers or directors, as applicable, is subject to the foregoing, or if any action, suit, claim, investigation, or proceeding relating to the foregoing is pending, or to the best of Service Provider’s knowledge, is threatened.

3.8

Software or Systems. Any software or system that is (a) made available to Tectonic by Service Provider in connection with the Services for use or access by Tectonic, its Affiliates and or their respective representatives performing services related to the subject of the Services, including third parties performing services for Tectonic and/or its Affiliates, and or third parties participating in a clinical trial sponsored by Tectonic and/or its Affiliates; or (b) used by Service Provider in providing the Services:

(i)

will be free of any known viruses, computer instructions, malware, or other techno-logical means that (A) could disrupt, damage, disable, interfere with, destroy, cause loss of, alter, permit unauthorized access to, or otherwise adversely affect any equipment, computers, systems, networks, programs, ap-plications, data or other information; or (B) restricts or may restrict use of or access to such software or system (collectively, “Malware”);

(ii)

will be protected and regularly safeguarded throughout the term of this Agreement by Service Provider or a permitted subcontractor against becoming affected by Malware using at least then-current industry best practices for such protection and safeguarding;

(iii)

be reasonably available, viewable and usable by all authorized users twenty-four (24) hours a day, seven (7) days a week for all three-hundred sixty-five (365) days of the year. Should Service Provider or the third party software or systems provider need to perform any maintenance on such system that would require down-time, Service Provider will provide Tectonic with at least [***] notice of such down-time and a good-faith estimate of how long such down-time will last;

(iv)	will be supported by a disaster recovery plan and business continuity plan that is consistent with at least then-current industry best practices for software or systems of similar nature and use; and

(v)	without limiting the generality of Section 3.5, will comply with all applicable requirements of 21 CFR Part 11; and

(vi)	without limiting the generality of Section 3.6, will not, through use or otherwise, violate any patent, trade secret or other proprietary or intellectual property right of any third party.

4.	Compensation.

4.1

Professional Fees. As full consideration for Services, Tectonic will pay Service Provider the professional fees and expenses set forth in the applicable Statement of Work (“Professional Fees”) in accordance with the payment schedule set forth in such Statement of Work. Tectonic will have no obligation to pay for any Services (including expenses) that are not set forth in a signed Statement of Work, as amended by any Change Order that is signed or approved (as set forth in Section 2.2). Service Provider will invoice Tectonic for all amounts due in United States Dollars.

4.2

Taxes. Professional Fees will not include local, state, federal or foreign sales or use taxes, excise taxes, goods and services tax, value added tax or consumption taxes, as applicable to the Services. Any such applicable taxes required to be imposed by local law in relation to the provision of the Services will be set out in the applicable invoice and payable by Tectonic. Notwithstanding the foregoing. Service Provider will be responsible for payment of any and all taxes due on income received by Service Provider under this Agreement.

4.3	Hosting Fees. Costs associated with hosting Materials and any other systems required to support the Services shall be as mutually agreed and set out in the budget to the applicable Statement of Work.

4.4

Pass Through Costs. Tectonic will reimburse Novotech for all reasonably incurred and pass through costs to third parties as set forth in a Statement of Work (“Pass Through Costs”). The parties will agree a method and schedule for reimbursement of Pass Through Costs in the applicable Statement of Work [***]. Tectonic acknowledges that [***].

4.5

Invoices. Service Provider will invoice Tectonic for all amounts due under a Statement of Work in United States Dollars in accordance with the schedule set forth therein. Tectonic will pay all undisputed payments within [***] from receipt of the correct, properly due invoice and reasonable supporting documentation for such invoice. The parties will promptly and in good faith resolve any disputed amounts that is notified to Novotech in accordance with Section 4.6.

4.6

Disputes. Within [***] of the date of Tectonic’s receipt of an invoice. Tectonic shall notify Novotech of any disputed amount and the reasons for the dispute. The parties will promptly and in good faith work to resolve any disputed amounts that has been notified to Novotech in accordance with this Section.

4.7

Late Fees. Where Tectonic fails to pay any part of an undisputed invoice within the period set out in Section 4.5 above, an administrative charge of [***] of the outstanding undisputed amount will be invoiced to Tectonic until such time such overdue undisputed amount is received in cleared funds.

4.8

Inflation. Effective as of January 1 following the [***] anniversary of the effective date of a Statement of Work, on each January 1 thereafter, all remaining Professional Fees may be increased by the lower of (a) [***] and (b) a percentage equal to the percentage change [***].

4.9	Contact Details. Novotech’s finance team can be contacted in relation to payments at [***].

5.	Proprietary Rights.

5.1

Materials. All documentation, information, and biological, chemical or other materials controlled by Tectonic and furnished to Service Provider by or on behalf of Tectonic (collectively, with all associated intellectual property rights, the “Materials”) will remain the exclusive property of Tectonic. Service Provider will use Materials only as necessary to perform Services. Service Provider will not analyze Materials except as necessary to perform Services and will not transfer or make the Materials available to third parties without the prior written consent of Tectonic.

5.2	Deliverables.

(a)

Ownership. Subject to Section 5.2(c), Tectonic will own all rights throughout the world to all inventions, discoveries, improvements, ideas, processes, formulations, products, computer programs, works of authorship, databases, trade secrets, know-how, information, data, documentation, reports, research, creations and all other products and or materials arising from or made in the performance of Services (whether or not patentable or subject to copyright or trade secret protection) (collectively, with all associated intellectual property rights, the “Deliverables”). Service Provider will assign and does assign to Tectonic all right, title and interest in and to all Deliverables and will promptly disclose to Tectonic all Deliverables. For purposes of the copyright law’s of the United States, Deliverables constitute “works made for hire”, except to the extent such Deliverables cannot by law be “works made for hire”.

(b)

Cooperation. During and after the term, Service Provider will, and will cause its Affiliates and Service Provider Personnel to, (i) cooperate fully in obtaining patent and other proprietary protection for any patentable or protectable Deliverables, all in the name of Tectonic and at Tectonic’s cost and expense; and (ii) execute and deliver all requested applications, assignments and other documents, and take such other measures as Tectonic reasonably requests, in order to perfect and enforce Tectonic’s rights in the Deliverables. Service Provider appoints Tectonic its attorney to execute and deliver any such documents on behalf of Service Provider, its Affiliates, and Service Provider Personnel in the event Service Provider, its Affiliates, or Service Provider Personnel fail to do so.

(c)

Service Provider Property. Notwithstanding the foregoing. Service Provider will retain full ownership rights in and to all templates, programs, methodologies, processes, technologies and other materials developed or licensed by Service Provider and its Affiliates prior to or apart from performing its obligations under this Agreement (collectively, with all associated intellectual property rights, the “Service Provider Property”), regardless of whether such Service Provider Property is used in connection with Service Provider’s performance of its obligations under this Agreement. Service Provider will grant and does grant to Tectonic and its Affiliates a perpetual, non-exclusive, fully paid-up worldwide, sublicensable license to use Service Provider Property as required for Tectonic and its Affiliates to use the Deliverables.

5.3

Work at Third Party Facilities. Service Provider agrees not to accept or use any funds, space, personnel, facilities, equipment or other resources of a third party in performing Services or take any other action that could result in a third party owning or having a right in any Deliverables.

5.4

Records; Records Storage. Service Provider will maintain all materials, data and documentation obtained or generated by Service Provider in the course of preparing for and providing Services, including computerized records and files (collectively, the “Records”) in a secure area reasonably protected from fire, theft and destruction. All Records, other than financial records of Service Provider and excluding [***], will be the property of Tectonic. Service Provider will not transfer, deliver or otherwise provide any Records to any party other than Tectonic or its Affiliates, without the prior written approval of Tectonic.

5.5

Record Retention. All Records will be retained by Service Provider for a minimum period of [***] following completion of the applicable Statement of Work, or longer if required by applicable law or regulation; provided that, to the extent Records include Personal Data (see Section 7.2), such Personal Data will be retained in accordance with the requirements of Section 7.2. Service Provider will, at the direction and written request of Tectonic, promptly deliver Records to Tectonic or its designee, or dispose of the Records, unless the Records are required to be retained by Service Provider by applicable law or regulation, or for insurance purposes. In no event will Service Provider dispose of any Records without first giving Tectonic [***] prior written notice of its intent to do so.

6.	Confidentiality.

6.1

Definition. “Confidential Information” means any and all non-public scientific, technical, financial, regulatory or business information, or data in whatever form (written, oral or visual) that (a) is furnished or made available by or on behalf of one party (the “Discloser”) to the other (the “Recipient”) or developed by Service Provider in connection with Services, and (b) if Service Provider is the Discloser, such information (i) if in tangible form, is labeled in writing as proprietary or confidential; (ii) if in oral or visual form, is identified as proprietary or confidential at the time of disclosure or within [***] after such disclosure. Notwithstanding the labeling requirement under (b) above, such information will be deemed Service Provider Confidential Information if it is commonly regarded as confidential or proprietary in the life sciences industry, whether or not such information is marked or identified as confidential. Confidential Information of Tectonic includes (A) Materials, Deliverables, Records, scientific and medical data, investigator brochures, protocols and correspondence with or from institutional review boards and other entities with oversight responsibilities for clinical studies that are the subject of Services, including ethics committees and data safety monitoring committees; (B) development and marketing plans, regulatory and business strategies, financial information, and forecasts of Tectonic; and (C) all information of third parties that Tectonic has an obligation to keep confidential, whether or not, in each case, such materials or information are marked or identified as confidential.

6.2

Obligations. During the term of this Agreement and for a period of [***] thereafter Recipient agrees to (a) hold in confidence all Discloser’s Confidential Information, and not disclose Discloser’s Confidential Information except as expressly provided in Section 6.3, without the prior written consent of Discloser; (b) use Discloser’s Confidential Information solely to carry out Recipient’s rights or obligations under this Agreement; (c) treat Discloser’s Confidential Information with the same degree of care Recipient uses to protect Recipient’s own confidential information but in no event with less than a reasonable degree of care; (d) reproduce Discloser’s Confidential Information solely to the extent necessary to carry out Recipient’s rights or obligations under this Agreement, with all such reproductions being considered Discloser’s Confidential Information; and (e) notify Discloser of any unauthorized access to or disclosure of, Discloser’s Confidential Information including any such Discloser Confidential Information described in Section 6.5, promptly upon becoming aware of such disclosure.

6.3

Permitted Disclosures. Recipient may provide Discloser’s Confidential Information to its Affiliates, and to its and their directors, employees, consultants, contractors and agents (but if Recipient is Service Provider, then solely to Service Provider Personnel who are in compliance with Section 3.4) on a need to know basis and solely as necessary to carry out Recipient’s rights or obligations under this Agreement; provided, that (a) Recipient remains liable for the compliance of such Affiliates, directors, employees, consultants, contractors and agents with the terms of this Agreement and (b) in the case of Service Provider, such disclosure is only to the extent necessary for Service Provider to carry out its obligations under this Agreement. Recipient may also disclose Discloser’s Confidential Information to third parties only to the extent such disclosure is required to (i) to comply with (A) applicable law, (B) regulation or (C) the rules of any stock exchange or listing entity, (ii) to defend or prosecute litigation; or (iii) by a governmental authority or by order of a court of competent jurisdiction; provided, that Recipient provides prior written notice of such disclosure to Discloser, takes all reasonable and lawful actions to avoid or minimize the degree of such disclosure, and cooperates reasonably with Discloser in any efforts to seek a protective order. Furthermore, Tectonic may disclose Confidential Information of Service Provider relating to Services to entities with whom Tectonic has (or may have) a strategic product marketing and/or development collaboration or to bona fide actual or prospective underwriters, investors, lenders or other financing sources or to potential acquirers of the business to which this Agreement relates, and who in each case have a specific need to know such Confidential Information and who are bound by a like obligation of confidentiality and restrictions on use.

6.4

Exceptions. Recipient’s obligations of non-disclosure and non-use under this Agreement will not apply to any portion of Discloser’s Confidential Information that Recipient can demonstrate, by competent proof:

(a)	is generally known to the public at the time of disclosure or becomes generally known through no wrongful act on the part of Recipient;

(b)	is in Recipient’s possession at the time of disclosure other than as a result of Recipient’s breach of any legal obligation;

(c)	becomes known to Recipient on a non-confidential basis through disclosure by sources other than Discloser having the legal right to disclose such Confidential Information; or

(d)	is independently developed by Recipient without reference to or reliance upon Discloser’s Confidential Information.

6.5	Security of Electronic Tectonic Confidential Information.

(a)

Without limiting the generality of this Section 6, Service Provider will ensure that all Tectonic Confidential Information in electronic form that is received, accessed, processed, handled or stored by Service Provider or on behalf of Service Provider by Service Provider’s permitted subcontractors or agents:

(i)

is protected using policies, procedures and technologies that (A) are at least equal to then-current industry best practices for protection of similar information, and (B) prevent willful, accidental or unlawful (1) disruption of, (2) damage to, (3) interference with authorized access to or any other interference, (4) destruction, loss, alteration of, or (5) unauthorized disclosure, use of, or access to such Tectonic Confidential Information; and

(ii)	is backed up no less than daily. Backups will be retained for a [***] period or such longer period as is required for Service Provider to comply with its obligations under this Agreement.

(b)	Upon request by Tectonic, Service Provider will promptly provide to Tectonic a copy of all or a portion of the Tectonic Confidential Information covered by this Section 6.5.

7.	Personal Identifiable Information.

7.1

In General. Notwithstanding anything to the contrary in Section 6, (a) Service Provider will not disclose to any third party nor use any protected health information, personal data, or biological samples of subjects enrolled in clinical studies that are the subject of Services, or any other information that could be used to identify an individual (collectively, “Personal Identifiable Information”) except as expressly required in the applicable Statement of Work and as long as such disclosure and use is in compliance with applicable law; and (b) such restrictions on the disclosure and use of Personal Identifiable Information will remain in place for as long as such restrictions are required under applicable law. Tectonic’s use and disclosure of Personal Identifiable Information will be in accordance with applicable laws and regulations and the relevant consent documents.

7.2

EU Data Protection. Without limiting the generality of Section 7.1, to the extent Service Provider may, during or as a result of rendering Services under any Statement of Work, have access to European Union (EU)-originating Personal Data (as that term is defined in the General Data Protection Regulation (EU) 2016/679 (the “GDPR”)), the terms set forth in this Section 7.2 will apply. (For purposes of Section 5.5, Section 9.4(e) and this Section 7.2, capitalized terms not defined in such Sections refer to the definitions in the GDPR). Tectonic will serve as the Controller and Service Provider will serve as Tectonic’s Processor in respect of all Personal Data made available to and Processed by Service Provider in connection with the provision of the Services under this Agreement. Service Provider will provide Personal Data and Processing Services for those categories of Personal Data set out in the applicable Statement of Work and all other Personal Data made available to Service Provider under this Agreement. In connection with such Personal Data and Processing Services, Service Provider will:

(a)

Process Personal Data solely for the purposes of providing the Services and in accordance with Tectonic’s written instructions and not for any other purpose or in any other manner. If Service Provider is required to use the Personal Data for another purpose by EU or Member State law to which the Service Provider is subject. Service Provider will, unless prohibited by applicable law, promptly (and in no event more than [***] after receipt of such information) notify Tectonic in writing of that legal requirement before Processing such Personal Data;

(b)	ensure that all Service Provider Personnel that Process Personal Data are subject to confidentiality and non-use obligations expressly covering the Personal Data;

(c)	comply with the security requirements set out in this Agreement;

(d)	not disclose or transfer Personal Data to any third party without Tectonic’s prior written consent except where such disclosure or transfer is:

(i)

to a permitted subcontractor (A) which, prior to such disclosure, was (1) approved by Tectonic pursuant to and subject to Section 2.4, and (2) bound by a written agreement with Service Provider to obligations that are no less onerous than the obligations set out in this Section 7.2; (B) has been qualified by Service Provider to provide Processing Services in compliance with this Agreement and applicable law; and (C) whose provision of Processing Services will be periodically audited by Service Provider for continuing compliance with the obligations set out in this Section 7.2. Under each Statement of Work, Service Provider will provide Tectonic with a written list of subcontractors providing Processing Services. Any additional or replacement subcontractors are subject to requirements of the foregoing (A), (B) and (C); and

(ii)

required by applicable EU or Member State law to which the Service Provider is subject, in which case Service Provider will, unless prohibited by applicable law, immediately (and no later than [***] after receipt of such information) notify Tectonic in writing of that legal requirement before complying with such requirement. To the extent permitted by applicable EU or Member State law, Service Provider will comply with the written directions of Tectonic, limit the nature and scope of the requested disclosure, and disclose the minimum Personal Data necessary;

(e)

provide all assistance to Tectonic necessary for Tectonic to meet its obligations as to the rights of Data Subjects, including the right of information, access, rectification, restriction, erasure, portability and opposition, and the right not to be subjected to automated decision-making;

(f)

provide assistance to Tectonic in the performance by Tectonic, where required, of a data protection impact assessment and in consulting with competent authorities; notify Tectonic in writing within [***] of receiving information about a Personal Data Breach and as part of such notification describe the nature of the incident and, where possible, the categories and approximate number of Data Subjects concerned and the categories and approximate number of Personal Data records concerned, and provide information regarding the possible effects of such Personal Data Breach upon Tectonic and the applicable Data Subjects. In no case will Service Provider delay notification because of insufficient information but instead. Service Provider will provide and supplement notifications as information becomes available;

(g)

in cooperation with Tectonic and with the written consent and approval of Tectonic, use diligent efforts to promptly investigate (i) any Personal Data Breach and take all necessary and appropriate corrective action (as approved by Tectonic in writing) to remediate such breach and prevent a recurrence of such breach; (ii) any request for information from or complaint by a data protection authority/Supervisory Authority in relation to Personal Data that Service Provider Processes for the purpose of providing the Services; and (iii) any request to Service Provider by a Data Subject to exercise rights such as to access, rectify, amend, correct, share, delete or cease Processing his or her Personal Data;

(h)

retain Personal Data for the longer of the time period necessary to perform the Processing Services or as required by applicable law. Unless otherwise required by EU or Member State law, upon expiration or termination of the applicable Statement of Work Service Provider will, consistent with Tectonic’s written instructions, return or safely destroy all Personal Data that Service Provider obtained in connection with performing the Services, including all originals and copies of such Personal Data in any medium, and any materials derived from or incorporating such Personal Data. Service

Provider will promptly notify Tectonic in writing once all such information has been returned or destroyed (as applicable in accordance with Tectonic’s written instructions). Where continued storage is required by EU or Member State law, Service Provider will inform Tectonic of those requirements. The provisions of this Section 7.2 will continue to apply to Personal Data that Service Provider continues to store, and Service Provider will only Process such Personal Data to meet its legal obligations;

(i)	allow Tectonic or its designee to audit compliance with this Section 7.2 in accordance with Section 2.7;

(j)	immediately inform Tectonic if, in the reasonable judgment of Service Provider, a written instruction of Tectonic regarding Processing Personal Data is in violation of applicable data protection laws;

(k)	Process Personal Data only at the locations/territories set out in the applicable Statement of Work and not change such locations territories without Tectonic’s express prior written consent; and

(l)	ensure that transfers of Personal Data outside of the European Economic Area are made only pursuant to a framework deemed adequate and approved by the European Commission.

8.	Indemnification; Liabilities, Insurance; Remedies.

8.1

Indemnification by Service Provider. Service Provider will indemnify, defend and hold harmless Tectonic, its Affiliates, and its and their respective officers, directors, employees and agents (collectively, the “Tectonic Indemnitees”) against any third party claims, including reasonable attorneys’ fees for defending those claims, to the extent such claims arise out of or relate to (a) the performance of Services by any Service Provider Indemnitee (as defined in Section 8.2) or any injury or harm to Service Provider Personnel alleged by such Service Provider Personnel to have occurred on Tectonic’s or its Affiliates’ premises during the course of performance of Services (except to the extent such claims result from Tectonic’s breach of this Agreement or a Tectonic Indemnitee’s negligence or willful misconduct); (b) any Service Provider Indemnitee’s negligence or willful misconduct in performing obligations under this Agreement; or (c) Service Provider’s breach of this Agreement.

8.2

Indemnification by Tectonic. Tectonic will indemnify, defend and hold harmless Service Provider, its Affiliates, and its and their respective officers, directors, employees and agents (collectively, the “Service Provider Indemnitees”) against any third party claims, including reasonable attorneys’ fees for defending those claims, to the extent such claims arise out of or relate to (a) the use of the Deliverables by Tectonic or its Affiliates (except to the extent such claims result from Service Provider’s breach of this Agreement or a Service Provider Indemnitee’s negligence or willful misconduct); (b) any Tectonic Indemnitee’s negligence or willful misconduct in performing obligations under this Agreement; or (c) Tectonic’s breach of this Agreement.

8.3

Study Indemnities. Tectonic agrees to indemnify and hold harmless Novotech from and against all claims and losses arising out of Novotech providing an indemnity to any site, investigator or ethics committee, under a written agreement approved in writing by Tectonic, against claims arising from a Study that is the subject of a Statement of Work, on the terms and conditions of the applicable local indemnity, and where Novotech is acting as a local representative pursuant to a separate agreement between Novotech and Tectonic; except to the extent such claims arise from (i) negligent or wrongful acts or omissions or breach of statutory duty of a Service Provider Indemnitee; (ii) Novotech’s breach of the applicable agreement and or this Agreement which contributes to the harm to a study indemnitee, or (iii) the failure of Novotech to conduct the Study strictly in accordance with the Study protocol. Novotech shall not enter into any agreement with a site, investigator, ethics committee that contains a study indemnity as contemplated by this clause or subject injury compensation provision without the prior review and written approval of Tectonic.

8.4

LIMITATION OF LIABILITY. NEITHER PARTY WILL NOT BE LIABLE TO THE OTHER PARTY FOR AND IN RESPECT OF ANY CONSEQUENTIAL, INDIRECT OR SPECIAL DAMAGES INCLUDING BUT NOT LIMITED TO LOSS OF PROFITS, LOSS OF DATA, OR GOODWILL, WHETHER OR NOT THE LIKELIHOOD OF SUCH CLAIM WAS CONTEMPLATED. TECTONIC’S MAXIMUM AGGREGATE LIABILITY TO NOVOTECH UNDER A STATEMENT OF WORK WILL BE [***]. NOVOTECH’S MAXIMUM AGGREGATE LIABILITY TO TECTONIC UNDER A STATEMENT OF WORK WILL BE [***]. NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THIS AGREEMENT, NOTHING IN THIS AGREEMENT EXCLUDES OR LIMITS THE LIABILITY OF EITHER PARTY WHERE LIABILITY (A) CANNOT BE EXCLUDED OR RESTRICTED AS A MATTER OF LAW; OR (B) ARISES FROM EITHER PARTY’S (I) BREACH OF ITS OBLIGATIONS OF CONFIDENTIALITY UNDER SECTION 6 OR INTELLECTUAL PROPERTY OBLIGATIONS UNDER SECTION 5, (II) GROSS NEGLIGENCE, INTENTIONAL OR WILLFUL MISCONDUCT; (III) TANGIBLE PROPERTY DAMAGE, PERSONAL INJURY, ILLNESS OR DEATH, OR (IV) INDEMNIFICATION OBLIGATIONS WITH RESPECT TO THIRD PARTY CLAIMS RELATING TO BREACH OF CONFIDENTIALITY, DATA PRIVACY, OR INTELLECTUAL PROPERTY OBLIGATIONS,; OR (C) SPONSOR’S INDEMNIFICATION OBLIGATION UNDER SECTION 8.3 (STUDY INDEMNITY).

8.5

Indemnification Procedures. Each party must notify the other party within [***] after receipt of any claims made for which the other party might be liable under Section 8.1 or 8.2, as applicable. The indemnifying party will have the sole right to defend, negotiate, and settle such claims. The indemnified party will be entitled to participate in the defense of such matter and to employ counsel at its expense to assist in such defense; provided, however, that the indemnifying party will have final decision-making authority regarding all aspects of the defense of the claim. The indemnified party will provide the indemnifying party with such information and assistance as the indemnifying party may reasonably request, at the expense of the indemnifying party. Neither party will be responsible nor bound by any settlement of any claim or suit made without its prior written consent; provided, however, that the indemnified party will not unreasonably withhold or delay such consent.

8.6

Insurance. Service Provider will carry, with financially sound and reputable insurers, insurance coverage (including worker’s compensation at or above the applicable statutory limits, comprehensive liability coverage with contractual liability, and professional liability/errors and omissions coverage) with respect to the conduct of its business against loss from such risks and in such amounts as is customary for well-insured companies engaged in similar businesses and sufficient to support its obligations under this Agreement. Tectonic will maintain appropriate insurance policies sufficient to apply to any liability that may arise out of or in connection with this Agreement and any Statement of Work. Each party will provide the other party with a Certificate of Insurance evidencing such coverage upon request, and shall provide [***] advance written notice of any material change or cancellation in coverage or limits. In the event that Novotech is required by applicable law or regulation or where applicable and agreeable by Tectonic, required to be a named insured on Tectonic’s clinical trial insurance policy for the purposes of a study. Tectonic agrees that Novotech may be a named insured for that purpose and agrees to add Novotech as a named insured.

8.7

Remedies. In the event that any Services do not meet the specifications or other performance criteria agreed to by Service Provider and Tectonic under the Statement of Work or this Agreement (“Non-Conforming Services”), then Service Provider will, at Tectonic’s reasonable option, promptly (a) re-perform such Non-Conforming Services at Service Provider’s cost; or (b) refund to Tectonic all amounts already paid by Tectonic to Service Provider in connection with such Non-Conforming Services. Further, Service Provider agrees that (i) Tectonic may be irreparably injured by a breach of this Agreement; (ii) money damages would not be an adequate remedy for any such breach; and (iii) Tectonic will be entitled to seek equitable relief, including injunctive relief and specific performance, without having to post a bond, as a remedy for any such breach. The provisions of this Section 8.7 are not exclusive, and Tectonic may seek any other right or remedy that it may have under this Agreement or otherwise.

9.	Expiration; Termination.

9.1

Expiration. This Agreement will expire on the later of (a) five (5) years from the Effective Date or (b) the completion of all Services under all Statement(s) of Work executed by the parties prior to the fifth anniversary of the Effective Date. This Agreement may be extended by mutual agreement of the parties or earlier terminated in accordance with Section 9.2 or 9.3.

9.2	Termination by Tectonic.

(a)

In the event of a breach of this Agreement by Service Provider which cannot be cured (e.g., breach of confidentiality obligations under Section 6) or failed to be cured within thirty (30) days after receiving written notice from Tectonic of such breach, Tectonic may terminate this Agreement or any Statement of Work with immediate effect, at any time upon written notice to Service Provider.

(b)	Tectonic may terminate this Agreement or a Statement of Work at any time upon thirty (30) days’ prior written notice to Service Provider.

9.3

Termination by Service Provider. Service Provider may terminate this Agreement or any Statement of Work if Tectonic fails to cure a material breach of this Agreement or of a Statement of Work within thirty (30) days after receiving written notice from Service Provider of such breach.

9.4

Effect of Termination or Expiration. Upon termination or expiration of this Agreement, neither Service Provider nor Tectonic will have any further obligations under this Agreement, or in the case of termination or expiration of a Statement of Work, under that Statement of Work, except that:

(a)

Service Provider will terminate all affected Services in progress in an orderly manner as soon as practical and in accordance with a schedule agreed to by Tectonic and, if requested, will work with Tectonic to transition the relevant Services to Tectonic or its designee, unless Tectonic specifies in the notice of termination that Services in progress should be completed;

(b)

Service Provider will deliver to Tectonic all Deliverables developed through termination or expiration and will deliver to Tectonic, or at Tectonic’s option, dispose of, any Materials in its possession or control;

(c)

Tectonic will pay Service Provider any monies due and owing Service Provider, up to the time of termination or expiration, for Services properly performed and all authorized expenses actually incurred (as specified in the applicable Statement of Work) and any reasonably incurred non-cancellable costs (that Novotech has reasonably attempted to mitigate);

(d)	Service Provider will promptly refund any monies paid in advance by Tectonic for Services not rendered;

(e)

except where continued storage is required by EU or Member State (see Section 7.2) law. Service Provider will, consistent with Tectonic’s written instructions, return or safely destroy all Personal Data (see Section 7.2) that Service Provider obtained in connection with performing the Services, including all originals and copies of such Personal Data in any medium, and any materials derived from or incorporating such Personal Data. Service Provider will promptly notify Tectonic in writing once all such information has been returned or destroyed (as applicable in accordance with Tectonic’s written instructions);

(f)

each Recipient will promptly return to the Discloser all of Discloser’s Confidential Information (including all copies) provided to Recipient under this Agreement or under any Statement of Work which has been terminated or has expired, except for one (1) copy which Recipient may retain solely to monitor Recipient’s surviving obligations of confidentiality and non-use, and in the case of Tectonic, to exercise all surviving rights of Tectonic under this Agreement; and

(g)	the terms and conditions under Sections 2.4(a)(ii), 2.6, 2.7, 2.8, 3, 5, 6, 7, 8, 9.4 and 10 will survive any such termination or expiration.

10.	Miscellaneous.

10.1

Independent Contractor. Service Provider is an independent contractor and not an agent or employee of Tectonic. Service Provider will not in any way represent itself to be an agent, employee, partner or joint venturer of or with Tectonic, and Service Provider has no authority to obligate or bind Tectonic by contract or otherwise. Service Provider has full power and authority to determine the means, manner and method of performance of Services. Service Provider is responsible for, and will withhold and/or pay, any and all applicable federal, state or local taxes for employee taxes, payroll taxes, workers’ compensation contributions, unemployment insurance contributions, or other payroll deductions from the compensation of Service Provider’s employees and other Service Provider Personnel and no such employees or other Service Provider Personnel will be entitled to any benefits applicable to or available to employees of Tectonic. Service Provider understands and agrees that it is solely responsible for such matters and that it will indemnify Tectonic and hold Tectonic harmless from all claims and demands in connection with such matters.

10.2

Publicity. Except to the extent required by applicable law or regulation or the rules of any stock exchange or listing agency, a party will not make any public statement or release concerning this Agreement or the transactions contemplated by this Agreement or use the other party’s name or the name of any Affiliate of the other party in any form of advertising, promotion or publicity, without obtaining the prior written consent of the other party.

10.3

Certain Disclosures and Transparency. Service Provider acknowledges that Tectonic and its Affiliates may be required to abide by disclosure laws and certain transparency policies governing their activities including providing reports to the government and to the public concerning financial or other relationships with healthcare providers. Service Provider agrees that Tectonic and its Affiliates may, in their sole discretion, disclose information about this Agreement and about Service Provider’s Services including those relating to healthcare providers and any compensation paid to healthcare providers pursuant to this Agreement. Service Provider agrees to promptly supply information reasonably requested by Tectonic for disclosure purposes. To the extent that Service Provider is independently obligated to disclose specific information concerning Services relating to healthcare providers and compensation paid to healthcare providers pursuant to this Agreement, Service Provider will make timely and accurate required disclosures.

10.4

Notices. All notices must be in writing and sent to the address for the recipient set forth in this Agreement or at such other address as the recipient may specify in writing under this procedure. Communications and notices to Tectonic will be marked [***]. Communications and notices to Service Provider will be marked [***]. All notices must be given (a) by personal delivery, with receipt acknowledged; or (b) by prepaid certified or registered mail, return receipt requested; or (c) by prepaid recognized express delivery service. Notices will be effective upon receipt or at a later date stated in the notice.

10.5

Assignment. Except as expressly provided in Section 2.4, Service Provider may not assign, delegate or transfer its obligations under this Agreement, in whole or in part, without the prior written consent of Tectonic. Tectonic may not assign or transfer its obligations under this Agreement, in whole or in part, without the prior written consent of Service Provider. Any attempted assignment, delegation or transfer by a party without such consent will be void. Notwithstanding the foregoing, each party may assign or transfer its rights under this Agreement without the prior written consent of the other party (a) to a third party in the event of a merger, sale or similar transaction involving all or substantially all of its assets to which this Agreement relates; or (b) to an Affiliate.

10.6

Entire Agreement. This Agreement, together with the attached Appendix A and any fully-signed Statements of Work, each of which are incorporated into this Agreement, constitute the entire agreement between the parties with respect to the specific subject matter of this Agreement and all prior agreements, oral or written, with respect to such subject matter are superseded. Each party confirms that it is not relying on any representations or warranties of the other party except as specifically set forth in this Agreement. If there is any conflict, discrepancy or inconsistency between the terms of this Agreement and any Statement of Work, purchase order or other form used by the parties, the terms of this Agreement will control except to the extent that the applicable Statement of Work expressly and specifically states an intent to supersede this Agreement on a specific matter as it relates to such Statement of Work.

10.7	No Modification. This Agreement (including Statement(s) of Work) may be changed only by a writing signed by authorized representatives of each party.

10.8

Severability; Reformation. Each provision in this Agreement is independent and severable from the others, and no provision will be rendered unenforceable because any other provision is found by a proper authority to be invalid or unenforceable in whole or in part. If any provision of this Agreement is found by such an authority to be invalid or unenforceable in whole or in part, such provision will be changed and interpreted so as to best accomplish the objectives of such unenforceable or invalid provision and the intent of the parties, within the limits of applicable law.

10.9	Dispute Resolution.

(a)

In the event that a dispute relating to the Services, this Agreement or any Statement of Work arises between the parties, upon the written request of either party, the parties will use all reasonable efforts to resolve the dispute through discussions with nominated senior or executive officers for a period of [***] following receipt of such written request.

(b)	In the event that the dispute is not resolved in such [***] period, the parties must submit the dispute to mediation before having recourse to any other dispute resolution process.

(c)	If the dispute is not resolved by mediation within [***] after the dispute is submitted to mediation, the parties may seek any other lawful remedy available toit.

10.10

Non-solicitation. During the term of this Agreement and for a period of [***] thereafter, each party agrees not to solicit for hiring any of the other party’s employees that it became aware of as a result of the Services. The parties expressly agree that a hiring that results from an employee response to a job posting or similar classified advertisement shall not constitute a “solicitation”.

10.11

Governing Law. This Agreement and any disputes arising out of or relating to this Agreement will be governed by, construed and interpreted in accordance with the laws of England and Wales, without regard to any choice of law principle that would require the application of the law of another jurisdiction. The parties expressly reject any application to this Agreement of (a) the United Nations Convention on Contracts for the International Sale of Goods; and (b) the 1974 Convention on the Limitation Period in the International Sale of Goods, as amended by that certain Protocol, done at Vienna on April 11, 1980.

10.12

Waivers. Any delay in enforcing a party’s rights under this Agreement, or any waiver as to a particular default or other matter, will not constitute a waiver of such party’s rights to the future enforcement of its rights under this Agreement, except with respect to an express written waiver relating to a particular matter for a particular period of time signed by an authorized representative of the waiving party, as applicable.

10.13

No Strict Construction; Headings; Interpretation. This Agreement has been prepared jointly and will not be strictly construed against either party. The Section headings are included solely for convenience of reference and will not control or affect the meaning or interpretation of any of the provisions of this Agreement. The words “include”, “includes” and “including” when used in this Agreement (and any Statement(s) of Work) are deemed to be followed by the phrase “but not limited to”.

10.14

Counterparts. This Agreement may be executed in any number of counterparts, each of which will be deemed to be an original and all of which together will constitute one and the same instrument. A portable document format (“.pdf”) copy of this Agreement, including signature pages, will be deemed an original.

10.15	Force Majeure

(a)

If a party is unable to, or anticipates that it will not be able to, carry out its obligations under this Agreement by reason of any act of God, strike, lockout, or other industrial disturbance, act of public enemy, war, blockade, public riot, lightning, fire, storm, flood, earthquake, explosion, governmental restraint, epidemic or other similar cause which is not reasonably within the control of a party relying on that event that by its nature could not have been foreseen by such party or, if it could have been foreseen, was unavoidable (“Force Majeure Event”), that party must give the other party prompt written notice of the Force Majeure Event with reasonably full particulars concerning it.

(b)

After a party has given notice of a Force Majeure Event, the obligations of that party, so far as they are affected by the Force Majeure Event, are excused during the continuance of the Force Majeure Event solely to the extent such inability to perform its obligations arises without such party’s fault or negligence, and such party shall not be hable for any delay or failure to perform its obligations under this Agreement arising therefrom.

(c)

As soon as practicable following such notification, the parties will consult with each other in good faith and use all reasonable efforts to agree appropriate terms to mitigate the effects of the Force Majeure Event and facilitate the continued performance of the Agreement. An affected party must use reasonable efforts to remove the Force Majeure Event as quickly as possible.

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IN WITNESS WHEREOF, each party has caused this Agreement to be executed by its duly authorized representative as of the Effective Date.

TECTONIC THERAPEUTIC, INC.

NOVO TECH (AUSTRALIA) PTY LIMITED

By:	[***]	By:	[***]
Print Name:	[***]	Print Name:	[***]
Title:	[***]	Title:	[***]

APPENDIX A

SAMPLE STATEMENT OF WORK

[***]